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                                                                   EXHIBIT 23.10


                 [LETTERHEAD OF SIDLEY & AUSTIN APPEARS HERE]


                          CONSENT OF SIDLEY & AUSTIN



          Sidley & Austin hereby consents to all references made to it in the Registration Statement on Form S-1 of ML JWH Strategic Allocation Fund L.P., as filed with the Securities and Exchange Commission on June 30, 1998.



Date: June 30, 1998



                                                   Very truly yours,



                                                   Sidley & Austin